UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2007
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Form of Fourth Amended and Restated Credit Agreement
Form of Credit Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement
     On March 22, 2007, Navarre Corporation and each of its wholly-owned subsidiaries (collectively, the “Company”), entered into a three year $95 million revolving credit facility pursuant to a Fourth Amended and Restated Credit Agreement with General Electric Capital Corporation (“GE”) acting as agent, and a four year $15 million term loan credit facility pursuant to a Credit Agreement with Monroe Capital Advisors, LLC (“Monroe”) acting as agent. These new credit facilities amend and replace the Company’s previous lines of credit and were arranged by GE Capital Markets.
     The entire $15 million term loan credit facility was drawn at closing and approximately $51 million under the revolving credit facility was drawn at closing. Borrowings under these facilities are available to the Company for use in connection with its working capital and general corporate needs. The revolving credit facility is secured by a first priority security interest in substantially all of the Company’s assets and the term loan credit facility is secured by a second lien security interest in substantially all of the Company’s assets.
     On March 22, 2007, the Company issued a press release announcing the completion of the financing transactions discussed in this Item 1.01 and Item 2.03 below. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     The discussion herein regarding these credit facilities is qualified in its entirety by reference to the Fourth Amended Credit Agreement with GE attached hereto as Exhibit 10.1, and by reference to the Credit Agreement with Monroe as Exhibit 10.2. Additional information regarding these credit facilities is provided in Item 2.03 below, which information is incorporated by reference into this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation
     As described in Item 1.01 above, on March 22, 2007, the Company and each of its wholly-owned subsidiaries entered into a three year $95 million revolving credit facility pursuant to a Fourth Amended and Restated Credit Agreement with GE acting as agent, and a four year $15 million term loan credit facility pursuant to a Credit Agreement with Monroe as agent. The revolving credit facility bears an initial interest rate at the LIBOR rate plus 2.0%; however, this index above the LIBOR rate will be subject to change beginning on September 30, 2007 based upon the Company’s average daily borrowing availability. The minimum index above the LIBOR rate is 1.5% and the maximum index above the LIBOR rate is 2.5%, except upon an event of default. The term loan credit facility interest rate is set at the one month LIBOR rate plus 7.5% and is not subject to change during the term of that facility, except upon an event of default.
     These credit facilities contain customary affirmative and negative covenants. The financial covenants include a limitation on capital expenditures, a minimum fixed charge coverage ratio, and a maximum indebtedness to EBITDA ratio. The creation of indebtedness outside the credit facility, creation of liens, making of certain investments, sale of assets, and incurrence of debt are all either limited or require prior approval from GE and Monroe or the lenders under those facilities. These credit facilities also contain customary events of default such as nonpayment, bankruptcy, and change in control, which if they occur may constitute an event of default.
     The discussion herein regarding these credit facilities is qualified in its entirety by reference to the Fourth Amended Credit Agreement with GE attached hereto as Exhibit 10.1, and by reference to the Credit Agreement with Monroe attached hereto as Exhibit 10.2.
Item 9.01. Financial Statements and Exhibits
     (d) The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
10.1	Form of Fourth Amended and Restated Credit Agreement by and among Navarre Corporation and General Electric Capital Corporation dated March 22, 2007

10.2	Form of Credit Agreement by and among Navarre Corporation and Monroe Capital Advisors, LLC dated March 22, 2007

99.1	Press Release issued by Navarre Corporation, dated March 22, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: March 23, 2007	By:	/s/ J. Reid Porter
		Name:	J. Reid Porter
		Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Fourth Amended and Restated Credit Agreement by and among Navarre Corporation and General Electric Capital Corporation dated March 22, 2007

10.2	Form of Credit Agreement by and among Navarre Corporation and Monroe Capital Advisors, LLC dated March 22, 2007

99.1	Press Release issued by Navarre Corporation, dated March 22, 2007